   As filed with the Securities and Exchange Commission on November 2, 1998.

                                                      Registration No. 333-62203
                                                      ==========================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                  ARQULE, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   04-3221586
     (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                 Identification Number)

         200 BOSTON AVENUE, MEDFORD, MASSACHUSETTS 02155 (781) 395-4100 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                 ERIC B. GORDON
                      President and Chief Executive Officer
                                  ArQule, Inc.
                                200 Boston Avenue
                          Medford, Massachusetts 02155
                                 (781) 395-4100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

                              MICHAEL LYTTON, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                             ----------------------







     The Registration Statement on Form S-3 (Registration No. 333-62203) registered 78,000 shares (the "Shares") of Common Stock, $0.01 par value per share, of ArQule, Inc. held by certain shareholders (the "Selling Shareholders") named in the Registration Statement. Of the 78,000 Shares, the Selling Shareholders or their donees have sold 44,600 shares. Accordingly, the offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated. This Post-Effective Amendment is filed to deregister the 33,400 unsold Shares.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, Commonwealth of Massachusetts on November 2, 1998.

                                           ARQULE, INC.

                                           By: /s/ Eric B. Gordon
                                              ----------------------------------
                                           Eric B. Gordon
                                           President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                        Title                         Date
       ---------                        -----                         ----


          *                President, Chief Executive Officer   November 2, 1998
------------------------              and Director
Eric B. Gordon               (Principal Executive Officer)

          *                 Vice President, Chief Financial     November 2, 1998
------------------------          Officer and Treasurer
James R. Fitzgerald, Jr.    (Principal Financial Officer and
                             Principal Accounting Officer)

          *                  Chairman of the Board, Senior      November 2, 1998
------------------------     Vice President of Research and
Joseph C. Hogan, Jr.              Officer and Director


          *                             Director                November 2, 1998
------------------------
Adrian de Jonge

          *                             Director                November 2, 1998
------------------------
Allan R. Ferguson













                                       2
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        Signature                       Title                         Date
        ---------                       -----                         ----

          *                           Director                  November 2, 1998
-------------------------
Stephen M. Dow

          *                           Director                  November 2, 1998
-------------------------
L. Patrick Gage

          *                           Director                  November 2, 1998
-------------------------
Michael Rosenblatt


** By: /s/ Michael Lytton
       ------------------
         Michael Lytton
        Attorney-in-Fact